SECRETARY OF STATE
                                                              FILED OCT 12, 2000

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

                            REGIONAL BANKSHARES, INC.



1. Name. The name of the Corporation is Regional Bankshares, Inc. (the "Corporation").

2.   Registered  Office  and  Agent.  The  initial   registered  office  of  the
     Corporation is 644 South Fourth Street, Hartsville, South Carolina 29550, and the registered agent at such address is Mr. Curtis A. Tyner.

     I hereby consent to the appointment as registered agent of the Corporation.


                                            s/Curtis A. Tyner
                                            ------------------------------------
                                            Curtis A. Tyner

3.   Stock. The Corporation is authorized to issue shares of stock as follows:

                  Class of Shares           Authorized Number of Each Class

                  Common Stock                      10,000,000 shares
                  Preferred Stock                   1,000,000 shares

The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

a. Common Stock. Authority is hereby expressly granted to and vested in the Board of Directors of the Corporation to provide for the issue of common stock. The Corporation's shares of common stock shall have par value of $1.00 per share. The holders of record of shares of common stock shall be entitled to unlimited voting rights equating to one (1) vote per outstanding shares of common stock on all matters upon which shareholders are entitled to vote. Shares of common stock shall have distribution, dividend, and liquidation rights granted by law or declared by resolution or resolutions of the Board of Directors from time to time, except that in the absence of the establishment of liquidation rights for one or more series of preferred stock (either preferentially to, or on a parity with, the common stock) as provided below, the holders of record of shares of common stock shall be entitled to receive the net assets of the Corporation upon dissolution. The distribution, dividend, and liquidation rights associated with the shares of common stock will be subordinated only to the comparable distribution, dividend, or liquidation rights association with shares of certain series of preferred stock, if any, but only to the extent such preferences, if any, are established for one or more series of preferred stock by the Board of Directors in its discretion as provided below.

b. Preferred Stock. Authority is also hereby expressly granted to and vested in the Board of Directors of the Corporation to provide for the issuance of preferred stock in one or more series, and in connection therewith to establish by resolution or resolutions of the Board of Directors from time to time providing for the issue of such series, the number of shares to be included in such series, the designation thereof, and the relative rights, preferences, and limitations of each series and the variations in such rights, preferences, and limitations as between series, all to the fullest extent permitted by Section 33-6-102 of the South Carolina Business Corporations Act of 1988, as amended from time to time (the "Act"). Without limiting the generality of the grant of authority contained in the preceding sentence, the Board of Directors is authorized to determine any or all of the following with respect to any series of the preferred stock, and the shares of each series may vary from the shares of any other series in any or all of the following respects:



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     (i)  The  number  of shares  of such  series  (which  may  subsequently  be
          increased,   except  as  otherwise   provided  by  the  resolution  or
          resolutions of the Board of Directors providing for the issue of such series, or decreased to a number not less than the number of shares then outstanding) and the distinguishing designation thereof.

     (ii) The distribution, dividend, and liquidation rights, if any, of such series; the distribution, dividend, or liquidation preferences, if any, as between such series and any other class or series of stock; whether and the extent to which shares of such series shall be entitled to participate in any distributions, dividends, or liquidations proceeds with shares of any other class or series of stock; whether and the extent to which any distributions, dividends, or liquidation proceeds on such series shall be cumulative, noncumulative, or partially cumulative, and any limitations, restrictions, or conditions on the payment of such distributions, dividends, or liquidation proceeds; and whether and the extent to which share dividends of one series of preferred stock may be issued in respect of shares of another series or class without approval of the holders of the series from which the share dividend is to be issued.

     (iii)The time or times during which, the price or prices at which, and any other terms or conditions on which, the shares of such series may be redeemed, if redeemable, including without limitation, whether redeemable at the option of the Corporation, the shareholder, or any other person.

     (iv) The par value or absence of par value, and other economic features of such series.

     (v) The voting powers, if any, in addition to the voting powers prescribed by law for shares of such series as a voting group, if any, and the conditions upon effectiveness, and the terms and limitations for exercise of, such voting powers.

     (vi) Whether shares of such series shall be convertible into or exchangeable for shares of any other series or class of stock (including without limitation, shares of common stock) or any other securities, and the terms and conditions, if any, applicable to such right, including without limitation, whether convertible or exchangeable at the option of the Corporation, the shareholder or any other person.

     (vii)The terms and conditions of applicable purchase, retirement, or sinking fund, if any, which may be provided for the shares of such series.

     (viii) The restrictions, if any, upon the creation of indebtedness, payment of distributions on other classes or series of stock, or creation or issuance of additional securities, ranking on a parity with or prior to such series.

     (ix) Other   relative,   participating,   optional,   or  special   rights,
          qualifications, limitations, values, or restrictions, if any, for shares of such series.

Each such series of preferred stock shall be eligible for issue upon the Board of Directors duly adopting the appropriate resolution or resolutions and filing with the Secretary of State of South Carolina of articles of amendment as set forth in Section 33-6-102 of the Act, which shall be effective without shareholder action.

     4. Existence. The existence of the corporation shall begin when these Articles of Incorporation are filed with the Secretary of State, and the period of duration of the Corporation shall be perpetual.

     5. Optional Provisions. The optional provisions which the Corporation elects to include in the Articles of Incorporation are as follows:



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          a.   Preemptive  Rights. The Corporation elects not to have preemptive rights. No shareholder shall be entitled to preemptive rights, and no shares of stock of any class issued by the Corporation shall be subject to any preemptive rights.

          b. Cumulative Voting. The Corporation elects not to have cumulative voting. No shareholder shall be entitled to vote cumulatively for election of directors, and no shares of stock of any class issued by the Corporation may be cumulatively voted for election of directors.

          c. Staggered Director Terms. At any time that the Board of Directors of the Corporation consists of six or more directorships, unless provided otherwise by the Articles of Incorporation, the terms of office of directors will be staggered by dividing the total number of directors into three classes, with each class accounting for one-third, as near as may be, of the total number of directorships. The terms of directors in the first class will expire at the first annual shareholders' meeting after their election, the terms of the second class will expire at the second annual shareholders' meeting after their election, and the terms of the third class will expire at the third annual shareholders' meeting after their election. At each annual shareholders' meeting held thereafter, directors shall be chosen for a term of three years to succeed those whose terms expire. If the number of directorships is changed, any increase or decrease shall be so apportioned among the classes as to make all classes as nearly equal in number as possible, and when the number of directorships is increased and any newly created directorships are filled by the Board of Directors, the terms of the additional directors shall expire at the next election of directors by the shareholders. Each director, except in the case of his or her earlier death, written resignation, retirement, disqualification or removal, shall serve for the duration of his or her term, as staggered, and thereafter until his or her successor shall have been elected and qualified.

          d. Director Immunity. No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of such director's fiduciary duty as a director, provided however, the foregoing shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law; (iii) imposed for unlawful distributions as set forth in Section 33-8-330 of the Act; or
               (iv) for any transaction from which the director derived an improper personal benefit. This provisions shall eliminate or limit the liability of a director of the Corporation to the maximum extent permitted from time to time by the Act or any successor law or laws. Any repeal or modification of the foregoing protection by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          e. Indemnification. The Corporation shall, to the fullest extent permitted by the provisions of the Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under the Act from and against any and all of the expenses, liabilities, or other matters referred to in or covered by the Act. Any indemnification effected under this provision shall not be deemed exclusive of rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.



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          f.   Certain Business Transactions.

               (1) Approval of any merger or share exchange of the Corporation with and into any other corporation, or any sale, lease, exchange or other disposition of substantially all of the assets of the Corporation to any other corporation, person or other entity, shall require either:

                    (a) the affirmative vote of at least two-thirds (2/3) of the directors of the Corporation then in office and the affirmative vote of at least a majority of the issued and outstanding shares of the corporation entitled to vote; or

                    (b) the affirmative vote of at least a majority of the directors of the Corporation then in office and the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote.

               (2) The Board of Directors shall have the power to determine for the purposes of this Paragraph 5-e, on the basis of information known to the Corporation, whether any sale, lease or exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation.

               (3) If at least two-thirds (2/3) of the directors then in office shall approve the proposed change, this Paragraph 5-e may be amended or rescinded by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

               g.   Removal of Directors.

               (1) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed without cause only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

               (2) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed with cause if the number of votes cast to remove the director exceeds the number of votes cast against removing the director.

               (3) For purposes of this Article 5, cause shall mean fraudulent or dishonest acts, or gross abuse of authority in the discharge of duties to the Corporation, and shall be established after written notice of specific charges and opportunity to meet and refute such charges.

               (4) If at least two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 5 may be amended or rescinded by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.



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          h.   Evaluation of Offers. To the fullest extent permitted by law, the
               Board of Directors, when evaluating any offer by another party to
               (i) make a tender or exchange offer for any equity security of this Corporation outside of the ordinary course of business, (ii) merge or consolidate this Corporation with any other corporation,
               (iii) purchase or otherwise acquire all or substantially all of the properties and assets of this Corporation, or (iv) undertake
               any  similar  extraordinary   corporate  transactions  with  this
               Corporation, may in its discretion, in connection with the exercise of its judgment in determining what is in the best interests of this Corporation and its shareholders, give due consideration to: (a) all economic effects on the employees,
               customers,   suppliers,   and   other   constituencies   of  this
               Corporation  and  its   subsidiaries,   on  the  communities  and
               geographical areas in which this Corporation and its subsidiaries operate or are located, and on any of the businesses and properties of this Corporation or any of its subsidiaries, as well as such other factors as the directors deem relevant; and
               (b) all features of the consideration being offered, not only in relation to the then current market price for the Corporation's outstanding shares of capital stock, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of this Corporation (including the unrealized value of its properties and assets) as an independent going concern.

          i. Miscellaneous. Terms used herein which are not otherwise defined shall have the meanings ascribed to them in the Act. All references to statutory provisions shall be deemed to include corresponding sections of succeeding law. Each provision of these Articles of Incorporation shall be deemed severable from, and shall survive the illegality or invalidity of, any other provision herein.

6. Incorporator. The name, address and signature of each incorporator is as follows:

             Name                      Address              Signature

         Curtis A. Tyner   644 South Fourth Street          s/Curtis A. Tyner
                           Hartsville, South Carolina


7. Attorney's Certificate. I, Riche T. McKnight, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose Articles of Incorporation this certificate is attached, has complied with the requirements of Chapter 2, Title 33 of the South Carolina Business Corporation Act of 1988 as amended to date relating to the Articles of Incorporation.

         Date:  October 6, 2000        s/Riche T. McKnight
                ---------------        -----------------------------------------
                                         Riche T. McKnight


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